Exhibit 23.5

CONSENT

We hereby consent to the use in this Registration Statement on Form S-1 of our name and reference to, and inclusion of, CREST® data prepared by us, which appear in such Registration Statement.

The NPD Group, Inc.

900 West Shore Road

Port Washington NY 11050

By:	/s/Warren Solochek
Name: Warren Solochek Title Vice President, Client Development Foodservice